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                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                FORM 8-K/A

                              CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF THE

                      SECURITIES EXCHANGE ACT OF 1934

                             _________________


                     DATE OF REPORT:  September 2, 1999

                      Commission File Number: 0-22299


                            SAXTON INCORPORATED
            (Exact name of registrant as specified in its charter)

                   NEVADA                               88-0223654
       (State or other jurisdiction of               (I.R.S. Employer
        incorporation or organization)              Identification No.)


                     5440 West Sahara Ave., Third Floor
                           Las Vegas, Nevada 89146
                               (702) 221-1111
         (Address and telephone number of principal executive offices)

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                     SAXTON INCORPORATED AND SUBSIDIARIES
                          CURRENT REPORT ON FORM 8-K
                                August 20, 1999


                                                                  Page
                                                                 Number
                                                                 ------
Item 1.    Change in Control of Registrant .....................    3

SIGNATURES .....................................................    5

                                       2

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                             SAXTON INCORPORATED

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

     James C. Saxton and Dorothy J. Saxton, who are husband and wife and together beneficially own 3,737,898 shares of the common stock of Saxton Incorporated (the "Company") and subsidiaries, or approximately 48.3% of the outstanding shares, have pledged to certain lenders a total of 3,471,590 shares of common stock, or approximately 44.9% of the outstanding shares.

     The following is further information regarding such pledges:

     (a) On October 14, 1998, Mr. Saxton pledged 1,000,000 shares to secure a repayment of a loan to him by First Security Bank of Nevada ("First Security") of $2,500,000 payable on January 13, 1999. This loan bears interest at an annual rate equal to First Security's Index
         Rate (which is 8.0% as of July 31, 1999), plus 0.5%. On November 5, 1998, the principal amount was increased to $5,500,000, and the maturity date was extended to February 3, 1999, and an additional 611,560 shares were pledged to secure its repayment. First Security has extended the maturity date to September 3, 1999. First Security has expressed a willingness to extend such loan further if necessary and Mr. Saxton is negotiating the same. Mr. Saxton reloaned the proceeds of this loan to the Company for use in connection with the acquisition by the Company of the capital stock of Diamond Key Homes, Inc. Mr. Saxton's loan to the Company was payable on February 3, 1999 and bears interest at the annual rate of 12.0%. Mr. Saxton has extended the maturity date to February 1, 2000.

     (b) On November 3, 1998, Mrs. Saxton pledged 600,000 shares to secure repayment of a loan to Mr. Saxton by Community Bank of Nevada ("Community Bank") of $2,000,000 payable on January 5, 1999.
         Community Bank has extended the maturity date to December 31, 1999. This loan bears interest at the annual rate of 9.0%. Mr. Saxton reloaned the proceeds to the Company for use in connection with the acquisition by the Company of the capital stock of Diamond Key
         Homes, Inc. Mr. Saxton's loan to the Company was payable on January 5, 1999 and bears interest at the annual rate of 12.0%. Mr. Saxton has extended the maturity date to February 1, 2000.

     (c) On November 5, 1998, the Company borrowed $2,000,000 from Park City Bank, a division of Draper Bank & Trust ("Park City Bank"), payable on February 5, 1999 and bearing interest at an annual rate equal to the prime rate, plus 2.0%. Park City Bank has extended the maturity date of this loan to October 4, 1999. Mr. Saxton guaranteed the repayment of this loan, and Mrs. Saxton pledged 600,000 shares to secure its repayment. In the event that the ratio of the loan to the reported market value of such shares exceeds 50% of the original principal amount of such loan for a period of five consecutive business days, such loan-to-value ratio must be reduced by either a principal payment by the Company to Park City Bank or the pledge by Mr. Saxton of additional shares of Common Stock of the Company or other marketable securities so that the principal reduction payment or pledge of additional securities keeps the loan-to-value ratio below 50%. During the first quarter of 1999, such a condition occurred and was remedied with the additional pledging of 91,050 shares of the Company's Common Stock by Mr. Saxton. The proceeds of this loan were used in connection with the acquisition by the Company of the capital stock of Diamond Key Homes, Inc.

     (d) On November 5, 1998, the Company borrowed $1,000,000 from U.S. Savings Bank ("U.S. Savings"), payable on February 3, 1999 and bearing interest at the annual rate of 9.0%. U.S. Savings has extended the maturity date of this loan to November 4, 1999.
         Mr. Saxton guaranteed the repayment of this loan and pledged 300,000 shares to secure its repayment. The proceeds of this loan were used in connection with the acquisition by the Company of the capital stock of Diamond Key Homes, Inc.

     (e) On November 20, 1998, the Company borrowed $1,000,000 from unaffiliated individual investors, payable on November 20, 1999 and bearing interest at the annual rate of 20.0%. Mr. Saxton guaranteed the repayment of this loan and pledged 268,980 shares to secure its repayment. The proceeds of this loan were used for general operating purposes.

                                       3

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     The Company intends to refinance the loans from these lenders prior to their maturities. The Company understands that Mr. Saxton intends to repay in full the loans from First Security and Community Bank upon repayment of the loans he has made to the Company.

     In the event that any of the loans secured by the Company's Common Stock are not repaid when due, the lender would have the right to vote the pledged shares, to have them registered in its name, to sell them and otherwise to exercise the rights of ownership of the shares.

                                       4

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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       SAXTON INCORPORATED

September 2, 1999                          By: /s/ Kirk Scherer
                                           -----------------------------------
                                           Kirk Scherer
                                           Executive Vice-President of Finance
                                           and Chief Financial Officer
                                           (Principal Financial Officer)


                                       By: /s/ Melody J. Sullivan
                                           -----------------------------------
                                           Melody J. Sullivan
                                           Vice-President and Chief
                                           Accounting Officer
                                           (Principal Accounting Officer)

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